ARTICLES OF ASSOCIATION

                    Zatecka teplarenska, joint stock company


                                    Chapter I

                             Fundamental provisions

                                    Section 1
                    Founding and incorporation of the Company

1. The Company has been founded as a joint stock company, established without call to subscribe shares on the basis of a Foundation Charter, by an approval of these Articles of Association and an election of the Company's bodies.

2. The Company has been incorporated by a record in the Commercial Register at the Regional Court in Usti nad Labem, and has been established for an indefinite period of time.


                                    Section 2
                                  Business name

1. The business name of the Company is: Zatecka teplarenska, akciova spolecnost.

2.       The business name of the Company is as follows:
         a)       in German: Heizkraftwerkgesellschaft Zatec A.G.
         b)       in English: District Heating Company Zatec, joint-stock comp.


                                    Section 3
                                Registered Office

The registered office of the Company is: Zatec, Smetanovo namesti 333, 438 34.

                                    Section 4
                                Scope of Business


- generation, distribution, purchase and sale of heat, hot service water and other related services, - manufacture, repair and installation of metering devices, - trading - purchase of goods to be sold and sale of goods, - maintenance of power equipment, - engineering/investor activity within the operational and economical field of the heating plant industry, - installation, repair and maintenance of stated electrical equipment.




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                                    Section 5
                   Acting and signing on behalf of the Company


1. The Company acts through its bodies, or its representatives act on its behalf.

2. All members of the Board of Directors jointly or the Board of Directors Chairman and a representative of the other founder are entitled to act on behalf of the Company. Signing on behalf of the Company is carried out in such a way that their signatures are added to the Company's name or seal.

3. The persons mentioned in Subsection 2 certify their authorization to act on behalf of the Company by means of an excerpt from the Commercial Register.

4. The Company's representatives prove their identity on the basis of power of attorneys or the Company's organization regulations.


                                   Chapter II

               Registered capital, shares and shareholders' rights

                                    Part One

                                    Section 6
                               Registered capital

The registered capital of the Company amounts 100,588,000 CZK (in words: one hundred million five hundred and eighty-eight thousand Czech crowns).


                                    Section 7
                        Paying-up the registered capital

     The Company's registered capital is paid off and amounts 100,588,000 CZK.


                                    Section 8
                       Increase in the registered capital

1. Only the General Meeting can decide on an increase in the registered capital following the proposal of the Board of Directors. An increase in the registered capital always requires a change of the Company's Articles of Association.

2. The registered capital can be increased only by some of the ways mentioned by law.





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                                    Section 9
                       Decrease in the registered capital

1. The General Meeting can also reach a decision concerning a decrease in the registered capital.

2. The registered capital cannot be however decreased under the level defined by law, namely to the level less than 1,000,000 CZK.

                                    Part Two

                                   Section 10
                                     Shares

1.       The Company's fixed assets are divided into 100,588 shares.

2.       The nominal value of each share is 1,000 CZK.

3. The shares will be registered and the Company will keep a list of its shareholders.

4. The shares will not be determined for public trading, and in accordance with law a transfer of shares will become effective after recording the share transfer in the list of shareholders kept in the Company.


                                   Section 11
                       Limitation of share transferability

The Board of Directors is obliged to keep a list of the Company's shareholders. A transfer of shares can be carried out only after prior written approval of the Company's Board of Directors.


                                   Chapter III
                                 Company Bodies

                                   Section 12
                                 Company Bodies

             The Company has the following bodies:

             1.   General Meeting,
             2.   Board of Directors,
             3.   Supervisory Board.








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                                    Part One

                                   Section 13
                                 General Meeting

1. The General Meeting consisting of all shareholders is the supreme body of the Company.

2.       During  the  period  when  the  founders  represent  the  sole  company
         shareholders,   the  General   Meeting  can  have  a  quorum  when  all
         shareholders are present.

3. In case the ordinary or extraordinary General Meeting does not have a quorum, provisions of the Commercial Code are to be followed.


                                   Section 14
                       Convocation of the General Meeting

1. The body that convenes the General Meeting does so in accordance with law.

2. In case the announcement of convening the General Meeting is published, it is done so in the Trade Bulletin.

3.       Requirements are stipulated by law.


                                   Section 15
                          Rights of the General Meeting

         Above the extent stipulated by law, the General Meeting decides on a discussion and approval of the Company's business policy, merge of the Company with another entity, approval of the Company's plans, issue of new shares or new type of shares, establishment of procuration and appointment of a proxy.

         The General meeting can also entitle the Board of Directors to appoint a proxy.


                                   Section 16
    The shareholders' voting right and its exercising at the General Meeting

1. Ownership of one share (Section 10) is connected with the right to exercise one vote at the General Meeting. Each shareholder is entitled to exercise so many votes how many shares he owns.

2. Every shareholder is entitled to participate and vote personally at the General Meeting.






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3.       The right  pursuant to  Subsection  2 can be  exercised  also through a proxy who has a written power of attorney.

                                   Section 17
                          The General Meeting's session

1. The General Meeting's session is opened by the Chairman of the Board of Directors. He controls the election of the General Meeting's chairman, a recording official and two verifiers. Further he appoints a person or persons authorized to count votes.

2. After the activities mentioned in Subsection 1 are performed, the General Meeting is conducted by its chairman.

3. The shareholders present at the General Meeting put down their signatures on the attendance list containing the following:

         a) the shareholder's name and address (or name and registered office),

         b) in case of shareholders-legal entities the name and position of the person acting on behalf of the shareholder,

         c)       the shareholder's number of shares

         d)       number of votes belonging to the individual shareholders.

         The attendance list validity shall be confirmed by the General Meeting chairman and by the recording official. The shareholders present at the General Meeting must be allowed to look into the attendance list.


                                   Section 18
                The way of decision making at the General Meeting

         Absolute majority of the shareholders present shall be sufficient for an approval of the General Meeting decisions. An approval of 75 percent of the shareholders' votes is necessary in the matters of discussing and approving the Company's business policy, the Company's merge with another entity, company plan approval, issue of new shares or a new type of shares, increase or decrease in the registered capital, change of the Articles of Association and dismissal of the Company.


                                   Section 19
                         Minutes of the General Meeting

         Minutes of the General Meeting shall be prepared, they shall be signed by the General Meeting chairman and the recording official, and its correctness shall be confirmed by the verifiers. The requisites of the minutes are stipulated by law.




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                                    Part Two

                                   Section 20
                               Board of Directors

1. The Company's statutory body is the three-member Board of Directors elected by the General Meeting from the ranks of both, shareholders and non-shareholders for four-year term of office.

2. A member of the Board of Directors may resign by means of a written statement delivered to the Board of Directors. In such a case the performance of his position ceases on the day on which his resignation was discussed by the Board of Directors unless the parties agreed upon a different date.

3. The Board of Directors which has at least a half of its members is entitled to appoint instead of its members whose membership at the Board of Directors has ceased or who have resigned, deputy members by the next General Meeting.

4. The Supervisory Board members cannot be members of the Board of Directors.


                                   Section 21
                       Chairman of the Board of Directors

1. The elected members of the Board of Directors elect their chairman among their ranks by public election.

2. The chairman calls and conducts the Board of Directors' meetings. He is submitted to law, the Articles of Association, the General Meeting's decisions and the Board of Directors' resolutions.

3. If the chairman is absent, he is substituted by an authorized member of the Board of Directors in full extent.


                                   Section 22
                        Rights of the Board of Directors

1. The Board of Directors is entitled to decide on all matters unless decisions thereof appertain to another company body in accordance with law, the Articles of Association or the General Meeting's decision.

         The Board of Directors, in particular:

         a)       organizes and manages the Company's activities,

         b)       exercises  the   employer's   rights   towards  the  Company's
                  employees in accordance with labor-law regulations,




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         c)       ensures proper accounting management of the Company,

         d)       secures  proper   drawing  up  of  financial   statements  and
                  proposals for profit sharing,

         e) submits proper financial statements, reports on the Company's business activity, on status of assets and business policy to the General Meeting,

         f)       calls   General   Meetings   according   to  the  Articles  of
                  Association and law.


                                   Section 23
                        Meeting of the Board of Directors


1. The Board of Directors meets at least ones in three months, in the first year of the Company's existence at least once a month.

2. The meetings of the Board of Directors are called by its Chairman by means of a written notice. Provided this written notice does not include agenda of the meeting or provided any member of the Board of Directors proposes to discuss a matter excluded from the agenda during the meeting, the Board of Directors may approve the additional discussed or added issues only when all members are present at the meeting.

3. The Board of Directors can have a quorum if a majority of its members is present at the meeting.

4. The Board of Directors' resolutions are accepted if at least three members vote for it. The Board member who did not agree with the draft resolution, in case it was accepted, is entitled to require a record of his opinion.


                                   Section 24
                                Procedural order


1. Details of records concerning the Board of Directors' meetings and accepting resolutions can be modified in the procedural order.

2. The Board of Directors' meetings and resolutions are recorded in a form of a written protocol, which shall be signed by the Chairman of the Board of Directors and the recording official.

3. The recording official does not have to be a member of the Board of Directors, however, he is subject to a confidentiality agreement.








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                                    Part III

                                   Section 25
                                Supervisory Board

1.       The Company's  highest  inspection  body is a three-member  Supervisory
         Board.

2. In other cases than mentioned in Section 200 of the Commercial Code, the Supervisory Board's members are elected by the General Meeting for two-year term of office. This term of office may be extended by another election.


                                   Section 26
                        Meeting of the Supervisory Board

1. The Supervisory Board's meetings are called by its Chairman four times a year based on the following:

         a)       a decision of the General Meeting,

         b)       own deliberation,

         c) a proposal of any other member of the Supervisory Board or a proposal of the Chairman of the Board of Directors or based on a proposal of a shareholder who owns shares the nominal value of which represents at least ten percent of the Company's registered capital.

2. Similar regulations of Section 21 subsection 1 and 3, Section 23 subsection 2 to 4 and Section 24 subsection 1 and 2 shall be applied in details for meeting and decision making of the Supervisory Board.


                                     Part 4

                                   Section 27
        Common provisions on the Board of Directors and Supervisory Board

1. Ban on competition within the scope set in Section 196 of the Commercial Code is valid for the members of the Board of Directors and Supervisory Board, under the provision that the Company's General Meeting may provide an approval for the members of the Board of Directors or the Supervisory Board to perform activities of the statutory body or a member of such or other body of a different legal entity. This approval is also necessary provided it concerns a legal entity in the business activities in which the Company participates.

2. The members of the Board of Directors and the Supervisory Board receive director's fees and bonuses for their work in accordance with the General Meeting's decisions.




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                                   Chapter IV
                                Company's economy

                                   Section 28
                                 Financial year

1.       The financial year of the Company is the calendar year.

2. The first financial year of the Company begins on the day of its incorporation and ends December 31 of the corresponding year.


                                   Section 29
                                 Company's funds

1. Upon its incorporation, the Company shall establish the following funds in compliance with the corresponding legal rules:

         a)       a reserve fund,

         b)       a social fund.

2.       The General Meeting can decide on establishment of other company funds.


                                   Section 30
                                  Reserve fund

         Upon its incorporation, the Company shall establish a reserve fund in accordance with Section 217 et seq. of the Commercial Code.


                                   Section 31
                 Company's bookkeeping and financial statements


1. The Board of Directors is responsible to the General Meeting for proper bookkeeping of the Company.

2. The Company's financial statements are subject to a control in accordance with law. Auditors to verify annual or extraordinary financial statements are chosen by the Board of Directors.

3. The Board of Directors submits to the General Meeting annual or extraordinary financial statements to be approved together with a proposal for profit distribution, at least 30 days prior to the General Meeting's session. If the case mentioned in Section 13 subsection 3, the main data of the financial statement shall be published in the Trade Bulletin in the same deadline.


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                                   Section 35
                           Way of profit distribution

         The General Meeting decides on the way of profit distribution based on the proposal submitted by the Board of Directors at the General Meeting.

1. The Company's profit achieved in the financial year shall be divided into a subsidy to the reserve fund up to the maximum creation of the reserve fund according to Section 30 of the Articles of Association and into other purposes approved by the General Meeting.

2. The General Meeting shall set out more specifying terms regarding the way of paying dividends and director's fees.

                                    Chapter V
                                Final Provisions

                                   Section 33
                           Dissolution of the Company

1. The Company may be dissolved only by the General Meeting's decision, except for those cases when the court is entitled to do so by law. The provision of Section 18 is to be applied here too.

2. If the General Meeting decides on dissolution of the Company with liquidation, the General Meeting also appoints a liquidator and sets his remuneration. The General Meeting can also recall the liquidator any time.

3. Upon appointing the liquidator the activity of the Board of Directors is finished.

4. The liquidator has to perform Company's liquidation according to law. However, he cannot, without the General Meeting's approval, alienate real property in another way than in an auction. The liquidator shall start the Company's liquidation without delay, and after the liquidation is finished, he shall report to the General Meeting on the status of business and its finishing.

5. The provisions on the General Meeting and the Supervisory Board remain without changes. The General Meeting is called by the liquidator according to Section 14.

6. The liquidator shall report on the status of liquidation to every General Meeting. Every shareholder is entitled to read this report and attached documents at least ten days prior to the General Meeting.








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                                   Section 34
                    Announcements and notices of the Company

1. Announcements and notices of the Company are delivered by its Board of Directors to the shareholders in form of a registered letter, and they are published in the Trade Bulletin provided it is stipulated by law or provided the Board of Directors decides so.

2. The Board of Directors can also decide that the Company's announcements or notices are published in newspapers or in the Company's registered office, in a place available to shareholders.

3. Resolutions of the company bodies if the addressee is the Company's shareholder, are delivered to the shareholders in form of a registered letter to his last known address.

4. Unless the law determines otherwise, one publishing shall be sufficient for a valid notice.


                                   Section 35
      Approval of the Articles of Association, their changes and amendments

1. These Articles of Association are subject to the Founders approval in compliance with the provision of Section 172 of the Commercial Code.

2. The Articles of Association can be changed or amended only by the General Meeting's decision in accordance with Section 186 subsection 1 and Section 187 subsection 2 of the Commercial Code and Section 18 of the Articles of Association. The decision has to have a form of a notarial deed.

3.       The  Articles of  Association  are an integral  part of the  Foundation
         Charter.


                                   Section 36
                    Legal relations and governing of disputes

1. The Company's incorporation, legal relations and dissolution, as well as all legal relationships resulting from the Company's Articles of Association and labor-law and other relationships within the Company, including relationships resulting from social and health insurance of the Company's employees are governed by generally binding legal regulations of the Czech Republic.

2. Eventual disputes among the Company and its shareholders, disputes among the Company and members of its bodies, as well as disputes among shareholders relating to their shares in the Company shall be governed in a peaceful settlement. Unless it is possible to govern any dispute a peaceful settlement, it shall be heard and adjudicated by a competent Czech court determined according to the Company's registered office - provided provisions of generally binding procedural regulations permit.





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                                   Section 37
                              Explanatory provision

         Provided any provision of the Articles of Association becomes unvalid, ineffective or disputable in comparison with the valid legal order or its amendments, or provided any provision is missing, the validity of the remaining provisions hereof shall not be influenced by this fact. Instead of the concerned provision there shall be applied either the provision of the applicable generally binding legal regulation that corresponds with the purpose of the Articles of Association as for its nature and purpose, or by a solution that is common in business unless there is any such provision of a legal regulation.

         These Articles of Association have been approved by the Founders of Zatecka teplarenska, a.s. during their mutual negotiations in compliance with
Section 13 and 14 of the Foundation Charter and Section 35 of the Articles of Association.


Zatec, December 4, 1995


On behalf of Severoceske teplarny, a.s.     On behalf of Zatec

Seal: SEVEROCESKE TEPLARNY MOST             Seal: CITY OF ZATEC
Signature: Josef V a n z u r a              Signature: Ing.  Bohuslav Ku n e s
Chairman of the Board of Directors                      Mayor























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